UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of report (due of earliest event reported) August 31, 2005

                         Commission file number: 0-29346



                                   FRMO CORP.
             (Exact name of registrant as specified in its charter)


                  Delaware                                    13-3754422
(State or other jurisdiction of incorporation               (I.R.S. Employer
            or organization)                               Identification No)



  320 Manville Road, Pleasantville, NY                          10570
(Address of Principal executive offices)                     (Zip Code)



       Registrant's telephone number, including area code: (914) 632-6730

Item 8.0 Other Events

Proposed Spin-Off

On August 31, 2005, the Board of Directors of FRMO Corp. ("FRMO" or the "registrant") approved the transfer of FRMO's 8.4% equity interest in Kinetics Advisers, LLC ("Kinetics") to a newly organized Delaware corporation, Fromex Equity Corp. ("Fromex") in exchange for 3,600,000 shares of Fromex common stock, representing all of the issued and outstanding capital stock of Fromex. The transfer is retroactive to, and effective as of, August 31, 2004 with all the incidences of ownership and entitlements that have accrued or will accrue to said equity interest from and after September 1, 2004.

At the same date, the Board of Directors declared a dividend, payable in shares of Fromex common stock of one (1) share of Fromex common stock for each two hundred (200) shares of FRMO common stock. There are 36,083,774 shares of FRMO common stock issued and outstanding which will receive a total of 180,418 shares of Fromex common stock, representing about five (5%) percent of the outstanding stock of Fromex. It will be paid on October 21, 2005 to FRMO Shareholders as of the close of business on September 30, 2005. Cash will be paid to shareholders owning less than 20 shares of FRMO common stock in lieu of issuing fractional shares of Fromex common stock to which they would otherwise be entitled. This amount will be determined by the Board of Directors of FRMO or, if the Board deems it necessary or appropriate by an independent appraisal, of Fromex common stock.

As reported in FRMO's 8-K Current Report dated June 16, 2005, the ownership of the 8.4% equity interest in a private company (Kinetics) over which the registrant has no control, has prevented FRMO from filing audited financial statements for the fiscal year ended February 28, 2005. Kinetics reports to its members as it reports in its federal income tax returns, namely on a cash basis. The spin-off of five (5%) percent of the Fromex stock retroactive to, and effective as of August 31, 2004, and a potential future sale or distribution by FRMO of the Fromex shares, may enable the registrant to complete an audit of its own financial statements by substantially reducing or excluding the Kinetics/Fromex investment from and after September 1, 2004, the effective date of the new accounting rule (RITF 03-16) that changed the accounting policy for treating this investment from the cost (cash) method to the equity (accrual) method.

The 180,418 shares of common stock of Fromex to be distributed in the spin-off will be owned of record by fewer than 300 holders and will not be registered under the Securities Exchange Act of 1934 ("Exchange Act"). Fromex will not be a reporting company for purposes of the Exchange Act. Its shares may be traded in the "pink sheets" or in privately negotiated sales so that the liquidity of the Fromex shares may be reduced as compared to a listing on the NASDAQ-BB, where FRMO's shares will continue to be traded once its audited financial statements and Quarterly Reports are current.

Item 9. Exhibits

9.01 Transfer Agreement dated August 31, 2005 between FRMO Corp. and Fromex Equity Corp.

9.02 Opinion of Tanner McColgan LLP dated August 31, 2005 relating to the Transfer Agreement and the shares of Fromex Equity Corp.




                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                          FRMO CORP.
                                                      ------------------
                                                         (Registrant)




                                                 By /s/ Steven Bregman
                                                    ------------------------
Date: September 1, 2005                             Steven Bregman, President